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Exhibit (a)(1)(D)

Offer to Purchase for Cash
All Outstanding Shares of Common Stock

of

AveXis, Inc.

at
$218.00 Net Per Share in Cash
Pursuant to the Offer to Purchase
Dated April 17, 2018
by
Novartis AM Merger Corporation
an indirect wholly-owned subsidiary of

NOVARTIS AG

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY OF MONDAY, MAY 14, 2018, UNLESS THE OFFER IS EXTENDED.

April 17, 2018

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated April 17, 2018 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Novartis AM Merger Corporation, a Delaware corporation ("Purchaser") and an indirect wholly-owned subsidiary of Novartis AG, a company organized under the laws of Switzerland ("Parent"), to purchase all outstanding shares (the "Shares") of common stock, par value $0.0001 per share (the "Common Stock"), of AveXis, Inc., a Delaware corporation ("AveXis"), at a purchase price of $218.00 per Share, net to the seller in cash (such price, or any different price per Share as may be paid in the Offer, the "Offer Price"), without interest and subject to any tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase.

        Also enclosed is AveXis' Solicitation/Recommendation Statement on Schedule 14D-9.

        THE BOARD OF DIRECTORS OF AVEXIS HAS UNANIMOUSLY RECOMMENDED THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.

        WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR YOUR ACCOUNT.

        We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the enclosed Offer.

        Your attention is directed to the following:

  1.
  The Offer Price for the Offer is $218.00 per Share, net to the seller in cash, without interest and subject to any tax withholding and subject to increase in certain circumstances as described in the Offer to Purchase, upon the terms and subject to the conditions of the Offer to Purchase.

  2.
  The Offer is being made for all outstanding Shares.

  3.
  The AveXis board of directors has unanimously (i) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other Transactions, (ii) determined that the Offer, the Merger and the other Transactions are fair to and in the best interests of AveXis and its stockholders, (iii) acknowledged and agreed that the Merger shall be effected under Section 251(h) of the Delaware General Corporation Law (the "DGCL") and that the Merger shall be effected as soon as practicable following the Acceptance Time and (iv) recommended that the AveXis stockholders accept the Offer and tender their Shares pursuant to the Offer.

  4.
  The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of April 6, 2018 (the "Merger Agreement"), by and among Parent, Purchaser and AveXis. Pursuant to the Merger Agreement, following the completion of the Offer and the satisfaction or waiver of all of the conditions to the Merger, Purchaser will be merged with and into AveXis (the "Merger") without a vote of the stockholders of AveXis in accordance with Section 251(h) of the DGCL and AveXis will survive as an indirect wholly-owned subsidiary of Parent. At the effective time of the Merger, each Share then outstanding (other than Shares owned by Parent, Purchaser, AveXis or their respective subsidiaries, or AveXis stockholders who properly perfect their appraisal rights under the DGCL) will be converted into the right to receive the Offer Price in cash, without interest and subject to any tax withholding.

  5.
  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY OF MONDAY, MAY 14, 2018 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY PURCHASER, WILL EXPIRE.

  6.
  The Offer is not subject to any financing condition. The Offer is conditioned on, among other things, there being validly tendered pursuant to the Offer and "received" by the "depository" (as such terms are defined in Section 251(h) of the DGCL) and not properly withdrawn before the Expiration Date of the Offer, Shares that would represent one more share than 50% of the total number of Shares of Common Stock outstanding at the time of the consummation of the Offer within the meaning of Section 251(h) of the DGCL, including for the purposes of this calculation, the aggregate number of Shares of Common Stock issuable to holders of AveXis stock options, AveXis warrants, AveXis restricted stock units and AveXis performance stock units. The Offer is also subject to certain other conditions set forth in the Offer to Purchase, including the expiration or termination of any applicable waiting period (or any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, without the imposition of a Burdensome Condition (as defined in the Offer to Purchase), and other customary conditions as described in Section 14—"Conditions of the Offer" of the Offer to Purchase.

  7.
  Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or Innisfree M&A Incorporated, which is acting as the information agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the tender of Shares in the Offer. However, U.S. federal income tax backup withholding may be required unless an exemption applies and is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

        If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you instruct us to tender your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof.

        YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

        Payment for Shares accepted for payment in the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company, LLC (the "Depositary") of (i) Share certificates (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase)), (ii) a properly completed and duly executed Letter of Transmittal (or a manually executed facsimile thereof), with any required signature guarantees (or, in the case of a Book-Entry Transfer (as defined in the Offer to Purchase), an Agent's Message (as defined in the Offer to Purchase) if submitted in lieu of a Letter of Transmittal) and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary at one of its addresses.

        UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE FOR THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

        Purchaser is not aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. If Purchaser becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Instructions with Respect to the
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of

AveXis, Inc.

at
$218.00 Net Per Share in Cash
Pursuant to the Offer to Purchase
Dated April 17, 2018
by

Novartis AM Merger Corporation
an indirect wholly-owned subsidiary of

NOVARTIS AG

        The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated April 17, 2018 (as it may be amended from time to time, the "Offer to Purchase"), and the related Letter of Transmittal relating to shares (the "Shares") of common stock, par value $0.0001 per share (the "Common Stock"), of AveXis, Inc., a Delaware corporation ("AveXis").

        This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

        The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to American Stock Transfer & Trust Company, LLC (the "Depositary") will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

NUMBER OF SHARES TO BE TENDERED:(1)	SIGN HERE
Shares

(Signature(s))

Please Type or Print Name(s)

Please Type or Print Name(s)

Area Code and Telephone Number

Tax Identification or Social Security Number
Dated:
(1)
Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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  Exhibit (a)(1)(D)